UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GLOBAL REAL ESTATE INVESTMENTS FUND
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

GLOBAL REAL ESTATE INVESTMENTS FUND
5251 DTC Parkway, Suite 935
Greenwood Village, Colorado 80111

March 2, 2011

Dear Shareholder:

We are writing to inform you of the upcoming special meeting (the “Meeting”) of shareholders of the Global Real Estate Investments Fund (the “Fund”).  The Meeting is scheduled for March 24, 2011 to vote on important proposals affecting the Fund as described in the enclosed Proxy Statement.

The Fund and its investment objectives will not change as a result of this proxy solicitation.  You will still own the same shares in the Fund, although if Proposal No. 4 is approved, the Fund will convert from a closed-end interval investment company to an open-end investment company.

If you are a shareholder of record as of the close of business on January 31, 2011, you are entitled to vote at the Meeting and at any adjournment or postponement thereof.  While you are, of course, welcome to join us at the Meeting, most shareholders will cast their votes by filling out and signing the enclosed Proxy Card or by voting by touch-tone telephone or through the Internet, as explained on the Proxy Card.  The Board has recommended approval of each proposal and encourages you to vote “FOR” each proposal.  If you have any questions regarding the issue to be voted on, please do not hesitate to call Ascent Real Estate Securities, LLC at 1-866-622-3864.  Whether or not you are planning to attend the Meeting, we need your vote.  Please mark, sign, and date the enclosed Proxy Card and promptly return it in the enclosed, postage-paid envelope so that the maximum number of shares may be voted.  You may instead choose to vote by touch-tone telephone or through the Internet, as explained on your Proxy Card.

Thank you for taking the time to consider these important proposals and for your continuing investment in the Fund.

Sincerely,

GLOBAL REAL ESTATE INVESTMENTS FUND

/s/ Andrew J. Duffy, President

YOUR VOTE IS IMPORTANT

We consider the vote of each shareholder important, whatever the number of shares held.  Please sign, date and return your Proxy Card in the enclosed envelope (unless you are authorizing your proxy by touch-tone telephone or through the Internet) at your earliest convenience.

GLOBAL REAL ESTATE INVESTMENTS FUND
5251 DTC Parkway, Suite 935
Greenwood Village, Colorado 80111

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 24, 2011

Important Notice regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to Be Held on March 24, 2011: The Notice of Special Meeting of Shareholders and Proxy Statement are available on the Internet at www.proxyvote.com.

To the shareholders of Global Real Estate Investments Fund (the “Fund”):

Notice is hereby given that a special meeting (the “Meeting”) of shareholders of the Fund will be held on March 24, 2011, at 10:30 a.m., Eastern time, at 515 Madison Avenue, 24th Floor, New York, New York 10022.  At the Meeting, you and the other shareholders of the Fund will be asked to consider and vote:

1.
To approve a new investment advisory agreement by and between the Fund and Ascent Investment Advisors, LLC (the “Adviser”), the Fund’s investment adviser; pursuant to which the Adviser will continue to act as investment adviser with respect to the assets of the Fund on substantially the same terms as under the current investment advisory agreement, after the acquisition of control of the Adviser by Ascent Investment Partners, LLC (the “Acquiror”);

2.
To approve an amendment to the Fund’s Agreement and Declaration of Trust (the “Declaration”) to eliminate the classification of the Board of Trustees and to provide that all Trustees shall serve until the termination of the Fund, or until such Trustee resigns or is removed;

3.	To elect five Trustees to the Board of Trustees; and

4.
To approve the conversion of the Fund from a closed-end interval investment company to an open-end investment company (the “Conversion”), including in connection therewith: (a) changing the subclassification of the Fund from that of a closed-end investment company to that of an open-end investment company, (b) eliminating the Fund’s fundamental policy regarding quarterly repurchases, and (c) eliminating provisions in the Fund’s Declaration which discuss potential conversion of the Fund to an open-end investment company.

5.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

These proposals are discussed in greater detail in the attached Proxy Statement.  Shareholders of record at the close of business on January 31, 2011 are entitled to notice of, and to vote at, the Meeting.  Please read the accompanying Proxy Statement.  Regardless of whether you plan to attend the Meeting, please complete, sign and return promptly the enclosed Proxy Card so that a quorum will be present and a maximum number of shares may be voted.  Alternatively, you can authorize your proxy by touch-tone telephone or through the Internet by following the directions on the enclosed Proxy Card.  You may change your vote at any time by submitting a later-dated proxy or by voting at the Meeting.

By Order of the Board of Trustees

/s/ Andrew J. Duffy, President

March 2, 2011

GLOBAL REAL ESTATE INVESTMENTS FUND
5251 DTC Parkway, Suite 935
Greenwood Village, Colorado 80111

PROXY STATEMENT
March 2, 2011

General.  This Proxy Statement is being furnished by the Board of Trustees (the “Board”) of Global Real Estate Investments Fund (the “Fund”), in connection with the Fund’s solicitation of shareholders’ proxies for use at a special meeting (the “Meeting”) to be held on March 24, 2011, at 10:30 a.m., Eastern time, at 515 Madison Avenue, 24th Floor, New York, New York 10022, for the purposes set forth below and in the accompanying Notice of Special Meeting.  The approximate mailing date of this Proxy Statement to shareholders is on or about March 7, 2011.  At the Meeting, the shareholders of the Fund will be asked, as applicable:

1.
To approve a new investment advisory agreement by and between the Fund and Ascent Investment Advisors, LLC (the “Adviser”), the Fund’s investment adviser; pursuant to which the Adviser will continue to act as investment adviser with respect to the assets of the Fund on substantially the same terms as under the current investment advisory agreement, after the acquisition of control of the Adviser by Ascent Investment Partners, LLC (the “Acquiror”);

2.
To approve an amendment to the Fund’s Agreement and Declaration of Trust (the “Declaration”) to eliminate the classification of the Board of Trustees and to provide that all Trustees shall serve until the termination of the Fund, or until such Trustee resigns or is removed;

3.	To elect five Trustees to the Board of Trustees; and

4.
To approve the conversion of the Fund from a closed-end interval investment company to an open-end investment company (the “Conversion”), including in connection therewith: (a) changing the subclassification of the Fund from that of a closed-end investment company to that of an open-end investment company, (b) eliminating the Fund’s fundamental policy regarding quarterly repurchases, and (c) eliminating provisions in the Fund’s Declaration which discuss potential conversion of the Fund to an open-end investment company.

5.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

Record Date/Shareholders Entitled to Vote.  The record holders of outstanding shares of the Fund are entitled to vote one vote per share on all matters presented at the Meeting.  Shareholders of the Fund at the close of business on January 31, 2011, will be entitled to be present and vote at the Meeting.  As of that date, there were 492,264 shares of the Fund outstanding and entitled to vote, representing total net assets of approximately $10,415,263.

Voting Proxies. Whether you expect to be personally present at the Meeting or not, we encourage you to vote by proxy.  You can do this by completing, dating, signing and returning the enclosed Proxy Card.  You may instead choose to vote by touch-tone telephone or through the Internet, as explained on your Proxy Card.  Properly executed proxies will be voted as you instruct by the persons named in the accompanying Proxy Card.  In the absence of such direction in an otherwise properly executed Proxy Card, however, the persons named in the accompanying Proxy Card intend to vote FOR each proposal and FOR the election of the individuals nominated as Trustees and may vote in their discretion with respect to other matters not now known to the Board that may be presented at the Meeting.  Shareholders who execute proxies may revoke them at any time before they are voted, either by executing or authorizing a later-dated proxy by mail, touch-tone telephone or through the Internet, or in person at the Meeting.  If not so revoked, the shares represented by the proxy will be voted at the Meeting, and any adjournments or postponements thereof, as instructed.  Attendance by a shareholder at the Meeting does not, in itself, revoke a proxy.

In addition to approval by the Board, including by a majority of its Trustees who are not considered to be “interested persons” of the Fund (the “Independent Trustees”) as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), the affirmative vote of a majority of the shares present at the Meeting or represented by proxy at the Meeting is required for Proposals No. 1 and 4 to become effective. “Majority” for these purposes, as permitted under the 1940 Act, means the vote of the lesser of (1) at least 67% of the outstanding shares present at the Meeting if more than 50% of the outstanding shares are present or represented by proxy at the Meeting; or (2) more than 50% of the outstanding shares.  The approval of holders of not less than 75% of the outstanding shares of the Fund is required for Proposal No. 2 to become effective.  The affirmative vote of a plurality of the shares entitled to vote shall be required for the election of the individuals nominated as Trustees pursuant to Proposal No. 3.

Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that they have not received instructions from the beneficial owners on an item for which the brokers or nominees do not have discretionary power to vote) will be treated as present for determining whether a quorum is present at the Meeting.  Abstentions and broker non-votes will not, however, be counted as voting on any matter at the Meeting when the voting requirement is based on achieving a percentage of the outstanding voting securities, and will therefore have the same effect as a vote “against” such matter.  With respect to any proposal that requires the affirmative vote of a plurality of the Fund’s shares for approval, a broker non-vote or abstention will have no effect.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon.  Proxies received prior to the Meeting on which no vote is indicated will be voted “for” each proposal as to which it is entitled to vote.

Quorum Required to Hold Meeting.  In order to transact business at the Meeting, a “quorum” must be present.  Under the Fund’s Declaration, a quorum is constituted by the presence in person or by proxy of the holders of a majority of the Fund’s outstanding shares.

If a quorum of shareholders of the Fund is not present at the Meeting, or if a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may, but are under no obligation to, propose one or more adjournments or postponements of the Meeting to permit further solicitation of proxies.  Any business that might have been transacted at the Meeting may be transacted at any such adjourned or postponed session(s) at which a quorum is present.  The Meeting may also be adjourned or postponed from time to time by a majority of the votes of the Fund properly cast upon the question of adjourning or postponing the Meeting to another date and time, whether or not a quorum is present.  With respect to each proposal, the persons named as proxies will vote all proxies in favor of adjournment that voted in favor of a particular proposal, and vote against adjournment all proxies that voted against such proposal.  Abstentions and broker non-votes will have the same effect at any adjourned meeting as noted above.

Method and Cost of Proxy Solicitation.  Proxies will be solicited by the Fund primarily by mail.   The solicitation may also include telephone, facsimile, electronic or oral communications by certain officers or employees of the Fund, the Adviser, or U.S. Bancorp Fund Services, LLC (“USBFS”), the Fund’s administrator, who will not be paid for these services.  The costs and expenses connected with the solicitation of the proxies and with any further proxies which may be solicited, in person or by telephone, will be borne by the Fund.  The Fund may also request broker-dealer firms, custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the shares of the Fund held of record by such persons.  If requested, the Fund shall reimburse such broker-dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation, including reasonable expenses in communicating with persons for whom they hold shares of the Fund.

As the Meeting date approaches, certain shareholders may receive a telephone call from officers or employees of the Fund if their votes have not been received.  Proxies that are obtained telephonically will be recorded in accordance with procedures believed by the Fund to be reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.  If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or electronically, the shareholder may still submit the Proxy Card originally sent with this Proxy Statement or attend in person.  Should shareholders require additional information regarding the proxy or a replacement Proxy Card, they may contact Ascent Real Estate Securities, LLC toll-free at 1-866-622-3864.  Any proxy given by a shareholder is revocable until voted at the Meeting.

Other Information. As noted above, the Fund’s investment adviser is Ascent Investment Advisors LLC, 5251 DTC Parkway, Suite 935, Greenwood Village, Colorado 80111.  The Fund’s distributor and principal underwriter is Ascent Real Estate Securities, LLC (“Distributor”), 5251 DTC Parkway, Suite 935, Greenwood Village, Colorado 80111.  In addition to serving as the Fund’s administrator, USBFS also serves as the Fund’s transfer and accounting agent.  USBFS is located at 615 East Michigan Street, Milwaukee, Wisconsin, 53202.  U.S. Bank, 1555 N. River Center Drive, Suite 302, Milwaukee, Wisconsin 53212, serves as custodian for the Fund’s securities and cash.

Independent Registered Public Accounting Firm.  Ernst & Young LLP (“E&Y”), Cincinnati, Ohio, currently serves as the independent registered public accounting firm for the Fund.  Representatives of E&Y are not expected to attend the Meeting, but have been given the opportunity to make a statement if they so desire and will be available, if necessary, to respond to appropriate questions.

The Fund has engaged E&Y to perform audit services, audit-related services, tax services and other services for the Fund during the past two fiscal years.  “Audit services” refer to performing an audit of the Fund’s annual financial statements or services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements for those fiscal years.  “Audit-related services” refer to the assurance and related services by the principal accountant that are reasonably related to the performance of the audit. “Tax services” refer to professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.  “Other services” refer to products and services provided by the principal accountant other than audit services, audit-related services and tax services.  The following table details the aggregate fees billed for each of the last two fiscal years for audit fees, audit-related fees, tax fees and other fees by E&Y:

	Total for fiscal year ended 12/31/09*	Total for fiscal year ended 12/31/10
Audit Fees	$20,000	$25,000
Audit-Related Fees	$0	$0
Tax Fees	$4,000	$4,500
All Other Fees	$0	$0
*      The Fund commenced operations on October 26, 2009.

The Fund’s Audit Committee has adopted pre-approval policies and procedures that require the Audit Committee to pre-approve all audit and non-audit services for the Fund, including services provided to any entity affiliated with the Fund.  Since the Fund’s inception in October of 2009, all of the audit services, audit-related services, tax services and other services that were rendered to the Fund were pre-approved by the Audit Committee.  All of E&Y’s hours spent on auditing the Fund’s financial statements were attributed to work performed by full-time permanent employees of E&Y.

Since the Fund’s inception in October of 2009, E&Y has not billed the Fund or the Adviser (or any entity controlling, controlled by or under common control with the Adviser) for any non-audit fees other than the tax fees billed to the Fund.

Share Ownership.  The following table provides the name and address of any person who owned of record or beneficially 5% or more of the outstanding shares of the Fund as of January 31, 2011. The Trustees and officers of the Fund, in the aggregate, owned less than 1% of the outstanding shares of the Fund.   A control person is one who owns beneficially either directly or through controlled companies more than 25% of the voting securities of a company or who acknowledges or asserts the existence of control.  On January 27, 2011, a minority and non-managing member of James Alpha Management (“JAM”) and his wife, neither of whom have any involvement in the day-to-day operations of JAM, invested $7 million in the Fund.  See Proposal No. 1 for a description of a proposed transaction involving the Adviser and JAM.

The Board is aware of no arrangements, other than the proposed Transaction, the operation of which at a subsequent date may result in a change in control of the Fund.

Name and Address	Parent Company	Jurisdiction	% Ownership	Type of Ownership
Denis J Nayden 5251 DTC Parkway, Suite 935 Greenwood Village, CO 80111	N/A	N/A	67.07%	Beneficial
First Clearing LLC 2801 Market St St Louis, MO 63103-2523	Wells Fargo & Company	CA	13.91%	Record

Information about the Fund.  The Fund is required by Federal law to file reports, Proxy Statements and other information with the Securities and Exchange Commission (“SEC”).  The SEC maintains a website that contains information about the Fund (www.sec.gov). Any such proxy material, reports and other information can be inspected and copied, after paying a duplicating fee, at the Public Reference Room of Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549-0102 or by electronic request at the following E-mail address: publicinfo@sec.gov.   The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (202) 551-8090.

Reports to Shareholders.  COPIES OF THE FUND’S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE WITHOUT CHARGE UPON WRITING TO THE FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WISCONSIN, 53201-0701 OR BY CALLING, TOLL-FREE, 1-866-622-3864.  THESE REPORTS ARE ALSO AVAILABLE ON THE SEC’S WEBSITE, WWW.SEC.GOV.

PROPOSAL NO. 1:

APPROVAL OF THE FUND’S INVESTMENT ADVISORY AGREEMENT WITH THE ADVISER

Background and Legal Analysis.  All membership interests in the Adviser are currently held by Real Estate Securities Partners, LLC (“RESP”).  RESP has entered into an agreement pursuant to which, subject to certain conditions, all of its interests in the Adviser would be transferred to the Acquiror, which is a newly formed entity, 61% of the Class A voting shares of which will be owned by JAM (the “Transaction”).  Approximately 30% of the remaining interests in the Acquiror will be owned, in the aggregate, by Randolph S. Lewis, a Trustee of the Fund, as well as its Secretary, Treasurer and Chief Compliance Officer, and Andrew J. Duffy, the Fund’s President.  The remaining 9% of the interests in the Acquiror will be owned, in the aggregate, by three parties who will each own less than 5% of the interest in the Acquiror and will have no involvement in the day-to-day operation of the Adviser.  If consummated, the Transaction would result in an assignment of the current advisory agreement between the Fund and the Adviser.

JAM, a privately-held, New York-based firm in the business of seeding and distributing both 1940 Act and private placement funds, was created in 2006 and currently has over $750 million in total assets through its direct and indirect holdings.  JAM specializes in the management of funds primarily in the alternative investments arena.  The firm is managed by Kevin Greene, its Managing Member, James Vitalie, its President, and Michael Montague its COO, who between them have over fifty years experience in the financial services industry.

Pursuant to an investment advisory agreement between the Fund and the Adviser (the “Current Advisory Agreement”), the Adviser currently provides investment advisory services to the Fund.  On June 18, 2009, the Board, including a majority of the Independent Trustees voting separately, approved the Current Advisory Agreement at its in-person meeting.  The Current Advisory Agreement was approved by the Fund’s initial shareholder on October 12, 2009.

Section 15(a) of the 1940 Act prohibits any person from serving as an investment adviser to a registered investment company except pursuant to a written contract that has been approved by the shareholders.  Section 15(a) also provides that any such advisory contract must terminate on its “assignment.”  The Transaction will result in a change in control of the Adviser and will, therefore, constitute an “assignment” of the Current Advisory Agreement within the meaning of the 1940 Act.  An investment advisory agreement automatically terminates upon its “assignment” under the applicable provisions of the 1940 Act.

On January 13, 2011, the Board, including all of the Independent Trustees, met in person to consider the Transaction and the approval of an investment advisory agreement (the “New Advisory Agreement”) between the Fund and the Adviser, as newly constituted after giving effect to the Transaction.  After giving consideration to the factors set forth below under “Considerations of the Board of Trustees,” the Board, including a majority of the Independent Trustees after having met in an executive session with independent counsel, voted to approve the New Advisory Agreement, subject to shareholder approval, and recommended that it be submitted to shareholders for approval.

Shareholders of the Fund must approve the New Advisory Agreement for the Adviser to continue to serve as investment adviser to the Fund after giving effect to the Transaction.  If approved by the shareholders of each Fund, the New Advisory Agreement will be executed and become effective upon the closing of the Transaction.  The New Advisory Agreement allows the Adviser to manage the Fund for a term of two years according to substantially identical terms as the Current Advisory Agreement.  The New Advisory Agreement differs from the Current Advisory Agreement only with respect to the date of execution and termination and other non-material changes.

If the New Advisory Agreement is approved by shareholders, it will be effective regardless of whether shareholders approve any other proposals contained in this Proxy Statement.

Summary of Current Advisory Agreement and New Advisory Agreement.  Although the following description is only a summary, this Proxy Statement describes the material terms of the New Advisory Agreement.  A form of New Advisory Agreement is attached at Exhibit A and should be referenced for its specific terms.

Services Provided.  The Current Advisory Agreement and the New Advisory Agreement provide that, under the general supervision of the Fund’s Board of Trustees, the Adviser will carry out the investment and reinvestment of the net assets of the Fund, will furnish continuously an investment program with respect to the Fund, will determine which securities should be purchased, sold or exchanged, and will implement such determinations.   In addition, the Adviser will supervise and provide oversight of the Fund’s service providers.  The Adviser will furnish to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser will compensate all Trustees and officers of the Fund who are members of the Adviser’s organization and who render services to the Fund, and will also compensate all other Adviser personnel who provide services to the Fund.

Compensation of the Adviser.  In return for the foregoing services, facilities and payments, the Fund has agreed to pay the Adviser as compensation a monthly management fee computed at the annual rate of 1.20% of the daily net assets of the Fund for the first $250,000,000 of Fund net assets. The management fee will decrease as the net assets of the Fund increase over $250,000,000. The applicable annual rate of the management fee according to the Fund’s net assets is set forth in the table below.

Annual Management
Fee Rate
(as a Percentage of Daily Net
Daily Net Assets of the Fund	Assets)
Up to and including $250,000,000	1.20%
Next $249,999,999 (Assets from $250,000,001-$500,000,000)	1.10%
Next $499,999,999 (Assets from $500,000,001- $1,000,000,000)	1.00%
Next $999,999,999 (Assets from $1,000,000,001-$2,000,000,000)	0.90%
Assets over $2,000,000,000	0.80%

                The Adviser intends to pay for research using “soft-dollars” generated by the Fund’s portfolio transactions, provided that such services fall within the safe harbor provided by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This safe harbor permits investment managers who use soft dollars generated by their advised accounts to obtain investment research and brokerage services that provide lawful and appropriate assistance to the Adviser in the performance of investment decision making responsibilities.

Duration and Termination.  The Current Advisory Agreement and the New Advisory Agreement provide that they shall have an initial term of two years, and thereafter for successive periods of one year, subject to annual approval by the Board of Trustees, including by the Independent Trustees, or by Fund shareholders, and in each case also by a majority of the Independent Trustees by vote cast in person at a meeting duly called for the purpose of voting on such approval.  The Current Advisory Agreement and the New Advisory Agreement provide that they are terminable, without the payment of any penalty, on sixty days’ written notice, by a vote of the holders of a majority of the Fund’s outstanding shares, by a vote of a majority of the Trustees of the Fund or by the Adviser. The Current Advisory Agreement and the New Advisory Agreement provide that they will automatically terminate in the event of an assignment.

Other Provisions. The Current Advisory Agreement and the New Advisory Agreement provide, in substance, that the Adviser shall not be liable for any action or failure to act in accordance with its duties thereunder in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or of reckless disregard of its obligations thereunder.

Shareholder Servicing Arrangement and Expense Limitation Agreement.  The Adviser is also responsible for performing or paying fees to various shareholder servicing agents for performing shareholder servicing functions and maintaining shareholders accounts not performed by the Fund or its transfer agent.  These shareholder services may be performed by the Adviser directly or by others on behalf of the Fund, and may include, among other things, assisting shareholders in processing their purchase, exchange, or redemption requests, processing dividend and distribution payments, or other administrative overhead associated with servicing the Fund’s shareholders.  The Adviser has entered into a shareholder servicing agreement with the Fund governing the provision of these services.  For this service, the Fund remits to the Distributor an annual shareholder servicing fee equal to 0.25% of the Fund’s average daily net assets.

The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including all organization and offering expenses, but excluding interest, brokerage commissions and extraordinary expenses), to the extent that they exceed 2.75% per annum of the Fund’s average daily net assets (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the end of the fiscal year in which they were incurred; and (2) the reimbursement may not be made if it would cause the Expense Limitation to be exceeded. The Expense Limitation Agreement will remain in effect unless and until the Board approves its modification or termination.

On January 13, 2011, the Board re-approved the shareholder servicing arrangement and Expense Limitation Agreement in light of the change of control of the Adviser caused by the Transaction.

Compensation. For the fiscal year ended December 31, 2010, the Adviser did not receive any fees for its advisory services performed on behalf of the Fund, and the Distributor received $4,944 in shareholder services fees.

Required Vote.  Approval of the New Advisory Agreement requires the affirmative vote of a majority of the voting securities of the Fund present in person or represented by proxy at the Meeting.  If the New Advisory Agreement is approved by the Fund’s shareholders, it will become effective immediately upon closing the Transaction.  If the shareholders of the Fund do not approve the New Advisory Agreement, the Transaction may not be consummated, in which case, the Adviser, as currently constituted, may continue to serve as the investment adviser for the Fund under the terms of the Current Advisory Agreement.

Considerations of the Board of Trustees.  On January 13, 2011, the Board of Trustees met in person to, among other things, review and consider the approval of the New Advisory Agreement. Prior to beginning their review of the New Advisory Agreement, counsel to the Fund discussed with the Trustees their fiduciary responsibilities in general and also specifically with respect to the approval of the New Advisory Agreement.

For purposes of considering the New Advisory Agreement, Mr. Vitalie was not considered an “Independent Trustee” due to his affiliation with JAM.  In approving the New Advisory Agreement, the Trustees, including the Independent Trustees, considered a number of factors, including:

•
the expected nature, quality and scope of the compliance, administrative and investment advisory services and personnel to be provided to the Fund by the Adviser, which the Trustees concluded would be improved as a result of the consummation of the Transaction;

•	the rate of investment management fee payable to the Adviser, which the Trustees noted would remain unchanged and was consistent with investment management fees charged by other investment advisers;

•
the compensation (in addition to the investment management fees) and other benefits expected to be  received by the Adviser with respect to the Fund, which the Trustees considered to be consistent with those received by other investment advisers;

•	the Adviser’s costs in providing services, which the Trustees determined would be reduced as a result of the efficiencies gained through the Transaction;

•	economies of scale realized by the Adviser, if any, which the Trustees felt would benefit the Fund;

•
projected profitability of the Adviser, which the Trustees concluded would be increased as a result of the increased financial stability to be experienced by the Adviser as a result of the Transaction;

•	the anticipated annual operating expenses of the Fund, which the Trustees determined would remain consistent before and after the Transaction;

•	the policies and practices of the Adviser with respect to portfolio transactions for the Fund, which the Trustees noted would remain unchanged following the Transaction; and

•	the historic performance of the Adviser with respect to the Fund, which the Trustees determined had been favorable as compared to the performance of other similarly-situated funds.

The Board noted that Mr. Lewis and Mr. Duffy will continue to be part of the Adviser’s senior management, and will each have employment agreements with the Adviser’s parent following the Transaction.  The Independent Trustees concluded that Mr. Duffy, who will remain as the Fund’s portfolio manager following the Transaction, has demonstrated strong performance since the Fund’s inception based on a review of the Fund’s performance as compared to other funds in the real estate sector and the relevant index, as well as on an absolute basis.  The Board also considered the fact that the Transaction would result in JAM providing additional capital to the Adviser.  The Adviser has represented to the Board that the Adviser’s enhanced financial position will permit the Adviser, post-Transaction, to enhance staff and facilities, including adding an assistant portfolio manager and additional information technology, administrative and office resources.  The Acquiror and JAM have also committed to support the Adviser post-Transaction by providing capital to expand the Fund’s distribution network, which, it is believed, will increase the Fund’s assets, thereby creating economies of scale with respect to Fund’s annual operating expenses.

The Trustees considered the nature and quality of the services to be provided by the Adviser to the Fund based on their discussions with representatives of the Adviser including discussions regarding their expertise in the real estate securities area as demonstrated by their past experiences and performance.  The Trustees discussed their overall confidence in the Adviser’s integrity and competence gained from their discussions with representatives of the Adviser and the Adviser’s responsiveness to requests raised by them to date.

The Independent Trustees noted that the Adviser, subject to the oversight of the Trustees, will continue to administer the Fund’s business, including making purchases and sales of portfolio securities consistent with the Fund’s investment objectives and policies. The Adviser also will continue to provide the Fund with such office space, administrative and other services (exclusive of, and in addition to, any such services of any other provider retained by the Fund) and executive and other personnel as are necessary for the Fund’s operations. The Adviser will continue to pay any compensation of Trustees or officers of the Fund who are affiliated with the Adviser. The Independent Trustees noted that the Adviser had previously agreed pursuant to a separate Expense Limitation Agreement to waive its fees and cap operating expenses of the Fund, subject to reimbursement under certain conditions.  The Independent Trustees also noted that the Fund will continue to pay a separate administration fee to its administrator which is not and will not be affiliated with the Adviser. After considering the nature, quality and scope of the services provided by the Adviser, the Independent Trustees determined the fee and other anticipated annual operating expenses to be paid by the Fund to be reasonable.

In their deliberations, the Independent Trustees did not identify any particular information that was all-important or controlling, and the Independent Trustees attributed different weights to the various factors.

Based on the Independent Trustees’ review and consultation with the Fund’s independent counsel during an executive session of the material aspects of the New Advisory Agreement, including the foregoing factors and such other information believed to be reasonably necessary to evaluate the terms of the New Advisory Agreement, the Trustees, including the Independent Trustees voting separately, concluded that the approval of the New Advisory Agreement is in the best interest of the Fund and determined that the compensation to the Adviser provided for in the New Advisory Agreement is fair and equitable.

Other Legal Requirements under the 1940 Act.  Section 15(f) of the 1940 Act provides that, when a change in control of an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the change in control as long as two conditions are satisfied.  The first condition specifies that no “unfair burden” may be imposed on the fund as a result of the transaction relating to the change of control, or any express or implied terms, conditions or understandings.  The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the change in control whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the fund or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the fund (other than fees for bona fide principal underwriting services).  The Adviser and JAM have undertaken to use their commercially reasonable efforts to ensure that the Transaction will not cause the imposition of an unfair burden, as that term is defined in Section 15(f) of the 1940 Act, on the Fund.

The second condition specifies that, during the three-year period immediately following consummation of the Transaction, at least 75% of the Fund’s Board must be Independent Trustees.  Currently, Randolph S. Lewis serves as an Interested Trustee of the Fund by virtue of his association with the Adviser.  James S. Vitalie has been deemed to be an Interested Trustee by virtue of a recent material business relationship between JAM and the current Adviser (see “Additional Information about the Adviser” below).  Following consummation of the Transaction, Mr. Vitalie will also be an Interested Trustee of the Fund by virtue of his affiliation with JAM and its indirect ownership of the Adviser.  If Proposal No. 1 is adopted by the shareholders of the Fund, Mr. Lewis intends to resign from the Board upon consummation of the Transaction.  Assuming the Transaction is consummated and election of each of the Nominees, the Board will be comprised of three Independent Trustees and one Interested Trustee.  The Board intends to comply with the condition that at least 75% of the Board be comprised of Independent Trustees for the three-year period immediately following consummation of the Transaction.

Additional Information about the Fund and the Adviser.  The following is a list of the executive officers and Trustees of the Fund, their current positions with the Fund, and their current positions with the Adviser, if any:

Name	Position with the Fund	Position with the Adviser
Andrew J. Duffy	President	President and Portfolio Manager
Anthony J. Hertl	Independent Trustee	None
William C. Steward	Independent Trustee	None
Walter S. Schacht	Independent Trustee	None
James S. Vitalie	Trustee	None
Randolph S. Lewis	Trustee, Secretary, Treasurer and Chief Compliance Officer	Senior Vice President

Additional Information about the Adviser.  The Adviser’s principal executive officer following consummation of the Transaction and his principal occupation are shown below.  The address of the individual listed below, and the address for the Fund and the Adviser following consummation of the Transaction, is 515 Madison Avenue, 24th Floor, New York, New York 10022.

Name	Position with the Adviser	Principal Occupation
Andrew J. Duffy	President and Portfolio Manager	President and Portfolio Manager

Following consummation of the Transaction, JAM will be the Parent of the Adviser based on JAM’s ownership of 61% of the outstanding ownership interests in the Adviser.  The address of JAM is 515 Madison Avenue, 24th Floor, New York, New York 10022.

On December 29, 2010 the Adviser executed a promissory note in favor of JAM (the “Note”). The principal amount of the Note was $250,000 and was used exclusively to pay amounts owed by the Adviser to the Fund pursuant to the Expense Limitation Agreement. The Note carries an interest rate of 8% and is due upon demand by the holder of the Note. The Note can be pre-paid by the Adviser at any time without penalty.  Due to his relationship with JAM, Mr. Vitalie was deemed to no longer be an “Independent Trustee” following execution of the Note.  Prior to execution of the Note, the Adviser had discussed with several potential capital sources, including JAM, the Adviser’s need for immediate capital to satisfy its obligations to the Fund.  The Adviser determined that a transaction with JAM would be advantageous to the Fund.  The Board was aware of the transaction between JAM and the Adviser when it discussed approval of the New Advisory Agreement, but such transaction was not considered by the Board in approving the New Advisory Agreement.  The Board did consider the enhanced financial stability of the Adviser that a transaction with the Acquiror, an affiliate of JAM, would provide and acknowledged that the Adviser would be a more financially secure and well-capitalized entity following consummation of the Transaction.  Following consummation of the Transaction, it is expected that the outstanding balance of the Note will be incorporated into a larger line of credit to be provided to the Adviser by JAM.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 1 FOR THE APPROVAL OF THE NEW ADVISORY AGREEMENT.  ANY SIGNED BUT UNMARKED PROXIES WILL BE SO VOTED “FOR” APPROVAL OF PROPOSAL NO. 1.

PROPOSAL NO. 2:

APPROVAL OF AN AMENDMENT TO THE FUND’S AGREEMENT AND DECLARATION OF TRUST TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF TRUSTEES

Background and Legal Analysis.   The Fund is organized as a Delaware statutory trust and operated pursuant to the Declaration.  On January 13, 2011, the Fund’s Board, including a majority of the Independent Trustees, considered and approved an amendment to the Declaration which would eliminate the classification of the Board of Trustees.    The proposed amendment to the Declaration (the “Amendment”) is set forth below:

Existing Language	Proposed Language
2.2  Term and Election.  The Board of Trustees shall be divided into three classes.  Within the limits specified in Section 2.1, the number of the Trustees in each class shall be determined by resolution of the Board of Trustees.  The initial term of office of the first class shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof.  The initial term of office of the second class shall expire on the date of the second annual meeting of Shareholders of special meeting in lieu thereof.  The initial term of office of the third class shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof.  Upon expiration of the initial term of office of each class as set forth above and the expiration of each subsequent term of office of such class, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire.  The Trustees shall be elected at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section 2.4 of this Article, and each Trustee elected shall hold office until his or her successor shall have been elected and shall have qualified, except as provided in Section 2.3.

2.2  Term and Election.  Each Trustee named herein, or elected or appointed prior to the first meeting of the Shareholders, shall (except in the event of resignations, removals or vacancies pursuant to Sections 2.3 or 2.4 hereof) hold office until his or her successor has been elected at such meeting and has qualified to serve as Trustee, as required under the 1940 Act.  Thereafter, each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided unless such Trustee resigns or is removed as provided in Section 2.3 below.

By eliminating the requirement of a classified Board of Trustees, the Amendment would make the provisions of the Declaration relating to the Trustees consistent with the fact that the Fund is not required to hold annual meetings of Shareholders.  The management of the Fund therefore will be able to operate consistently without incurring the cost and delay of holding an annual meeting of Shareholders.  In addition, the Board believes that the proposed revision to the Declaration is consistent with other interval funds in the marketplace that are not sold on a national exchange.  If the Conversion is approved, the proposed revision to the Declaration is also consistent with other open-end investment companies.

The Fund is subject to comprehensive regulation under the 1940 Act and Delaware law, and the Shareholders would still have the power to remove a Trustee pursuant to the Declaration.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2 FOR THE AMENDMENT TO THE FUND’S AGREEMENT AND DECLARATION OF TRUST.  ANY SIGNED BUT UNMARKED PROXIES WILL BE SO VOTED “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3:

ELECTION OF TRUSTEES

Background and Legal Analysis.  The Board of Trustees is asking shareholders to elect five Trustees to the Board.  In connection with approval of the Amendment, the Board of Trustees will no longer be classified, and Trustees will not be presented to the Fund’s shareholders for reelection.  If the Amendment is approved by the requisite vote, each of the proposed Trustees, if elected, will serve during the lifetime of the Fund unless such Trustee resigns or is removed in accordance with the terms of the Declaration.  If the Amendment is not approved by the requisite vote, each of the existing Trustees will continue to serve in their designated class.

The persons named as proxies on the Proxy Card enclosed with this Proxy Statement intend to vote at the Meeting FOR the election of the nominees named below (the “Nominees”) to serve as Trustees of the Fund.

Information Concerning the Trustees, Officers and Nominees.  The Nominating Committee has voted to nominate five Trustees.  Shareholders are being asked to elect Mr. Anthony J. Hertl, Mr. Walter S. Schacht, Mr. Randolph S. Lewis, Mr. James S. Vitalie and Mr. William C. Steward to serve on the Board.  None of Mr. Hertl, Mr. Schacht or Mr. Steward is considered an “interested person” of the Fund within the meaning of the 1940 Act.  Currently, Randolph S. Lewis serves as an Interested Trustee of the Fund by virtue of his association with the Adviser.  James S. Vitalie has been deemed to be an Interested Trustee by virtue of a recent material business relationship between JAM and the current Adviser (see “Proposal No. 1:  Approval of the Fund’s Investment Advisory Agreement with the Adviser — Additional Information about the Adviser”).  Following consummation of the Transaction, Mr. Vitalie will also be an Interested Trustee of the Fund by virtue of his affiliation with JAM and its indirect ownership of the Adviser.  Each Nominee has consented to being elected Trustee.  If Proposal No. 1 is approved, Mr. Lewis will resign his position as Trustee in order for the Fund to meet the requirements of Section 15(f) of the 1940 Act (described above).  As described under “Proposal No. 2”, the term of each Trustee currently lasts until the third annual meeting of shareholders following such Trustee’s reelection.  Assuming that Proposal No. 2 is adopted by the shareholders of the Fund at the Meeting, the term for each Trustee elected pursuant to this Proxy Statement shall be the lifetime of the Fund, unless such Trustee resigns or is removed.  The Trustees, including Independent Trustees and executive officers of the Fund, their ages and principal occupations during the past five years, as well as other directorships held are set forth below. The address of each Trustee and executive officer is 5251 DTC Parkway, Suite 935, Greenwood Village, Colorado 80111.

Independent Trustees and Nominees
Name and Age	Position(s) Held with the Fund	Principal Occupation During Past Five Years	# of Portfolios in Fund Complex*	Other Directorships Held by Trustee During Past Five Years
Anthony J. Hertl (60)	Trustee since 2009	Consultant to small and emerging businesses.	1
Satuit Capital Management Trust – 1 fund overseen (2002 – Present);  Northern Lights Fund Trust ― 73 funds overseen (2005 – Present); Northern Lights Variable Trust – 67 funds overseen (2005 – Present); AdviserOne Funds ― 10 funds overseen (2004 – Present); Landenburg Thalmann Alternative Strategies Fund – 1 fund overseen (2010 – Present); World Funds Trust – 4 funds overseen (2010 – Present); Greenwich Advisors India Select Fund ― 1 fund overseen (2007 – 2011); The Z-Seven Fund, Inc. – 1 fund overseen (2007-2010).

William C. Steward (57)	Trustee since 2011	Chief Financial Officer, Imperium Partners Group, LLC (specialty finance firm), 2010-Present; Chief Operating Officer, New Stream Commercial Finance, 2005-2009.	1	None
Walter S. Schacht (73)	Trustee since 2009	Private Investor; Courtland Development (real estate investment and development), 1998-2008.	1	International Diagnostic Systems Corp. (2007 – Present)
*	Fund Complex includes only the Fund.

Interested Trustees and Nominees
Name and Age	Position(s) Held with the Fund	Principal Occupation During Past Five Years	# of Portfolios in Fund Complex*	Other Directorships Held by Trustee
James S. Vitalie (51)	Trustee since 2009	James Alpha Management, 2008-present; Group Head Institutional, Old Mutual Capital, 2005-2007; President, Curian Capital, a subsidiary of Jackson National Life, 2001-2005.	1	None
Randolph S. Lewis** (47)	Trustee since 2009 and Chairman of the Board since 2010, Secretary, Treasurer and Chief Compliance Officer	Senior Vice President, Ascent Investment Advisors, LLC (the Fund’s investment adviser), 2008-present; President and Chief Executive Officer of Ascent Real Estate Securities, LLC (the Fund’s Distributor), 2007-present; Consultant, Frederick Ross Company (commercial real estate investment and brokerage), 2004-2008; Registered Representative, Welton Street Investments (securitized real estate investments), 2005-2008.	1	None
* **	Fund Complex includes only the Fund. Mr. Lewis will resign from the Board of Trustees if and when the Transaction is consummated.

The Board believes that the significance of each Nominee’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one trustee may not have the same value for another) and that these factors are best evaluated at the Board level, with no single Nominee, or particular factor, being indicative of the Board’s effectiveness. The Board determined that each of the Nominees is qualified to serve as a trustee of the Fund based on a review of the experience, qualifications, attributes and skills of each Nominee.  In reaching this determination, the Board has considered a variety of criteria, including, among other things: character and integrity; ability to review critically, evaluate, question and discuss information provided, to exercise effective business judgment in protecting shareholder interests and to interact effectively with the other trustees, the Adviser, other service providers, counsel and the independent registered accounting firm; and willingness and ability to commit the time necessary to perform the duties of a trustee.  Each Nominee’s ability to perform his duties effectively is evidenced by his experience or achievements in the following areas: management or board experience in the investment management industry or companies in other fields, educational background and professional training; and experience as a Trustee of the Fund.  The specific experience, skills, attributes and qualifications of each Nominee, which led to the Board’s determination that the Nominee should serve as a Trustee, is provided below.

Anthony J. Hertl
Mr. Hertl has been a Trustee since 2009.  He holds a certified public accounting certificate and has over 10 years of audit experience, including extensive experience with equity securities, with a “Big Four” accounting firm.  In addition, he has over 13 years of experience in the financial services industry, having held positions as the chief financial officer of financial services companies and investment management companies and is presently a consultant to small and emerging business.  In addition, Mr. Hertl served as Vice President of Finance and Administration of Marymount College from 1996-2000.  Furthermore, Mr. Hertl is an experienced investment company trustee, serving on additional boards of investment companies, including as chairman of certain of such boards’ audit committees, including Northern Lights Fund Trust, Northern Lights Variable Trust, AdviserOne Funds, The India Select Fund, Satuit Capital Management Trust and World Funds Inc.

Randolph S. Lewis
Mr. Lewis has been a Trustee since 2009. He is also the Chairman of the Board, and the Secretary, Treasurer and Chief Compliance Officer of the Fund.  Mr. Lewis currently serves as the President and Chief Executive Officer of Ascent Real Estate Securities, LLC, the Fund’s Distributor.  Mr. Lewis has over 24 years of sales and sales management experience, most recently in the commercial real estate industry, assisting investors in generating income from the ownership of high quality, income-producing real estate assets.

Walter S. Schacht
Mr. Schacht has been a Trustee since 2009. He currently serves on the board of directors of International Diagnostic Systems Corp., which develops, manufactures, and markets patented Nano-Biology surfaces for microarray diagnostic slides. Formerly, Mr. Schacht was a partner of Courtland Development, a Los Angeles, California-based real estate investment and development company with a wide array of commercial and residential projects. A life-long equity investor, Mr. Schacht directs the investments for the Schacht Family Trust as managing trustee.

William C. Steward
Mr. Steward has been a Trustee since 2011.  He is currently the Chief Financial Officer of Imperium Partners Group, LLC, an investment firm managing hedge funds and separate accounts with a focus on capital preservation where he oversees over $30 million in assets.  Mr. Steward also served as the Chief Operating Officer of New Stream Commercial Finance from 2005 to 2009, where he was involved in all aspects of the business operations and helped to generate a portfolio of over $110 million in transactions.  From 1994 to 2004, Mr. Steward worked for GE Commercial Finance, where he spent several years as Senior Vice President, Enterprise Architecture.

James S. Vitalie.
Mr. Vitalie has been a Trustee since 2009. He has over 20 years experience successfully building financial services firms and is currently the President of James Alpha Management, a hedge fund seeding and distribution company. Formerly, Mr. Vitalie was the Institutional Group Head of Old Mutual Capital serving on the Executive and Product Development Committees, where he was responsible for distribution and marketing of mutual funds, separate accounts and registered hedge fund of fund products. Prior to Old Mutual, Mr. Vitalie was the President of Curian Capital, an industry leading managed account platform. Mr. Vitalie created the infrastructure of the asset management firm, and the development and execution of its strategic plan. Mr. Vitalie also served as the Chairman of the Investment Policy Committee. Mr. Vitalie holds a B.A. in Political Science (with distinction) from the University of Pittsburgh and a Juris Doctor from Syracuse University College of Law.

Specific details regarding each Trustee’s principal occupations during the past five years are included in the table above. The summaries set forth above as to the experience, qualifications, attributes and/or skills of the Nominees do not constitute holding out the Board or any Nominee as having any special expertise or experience, and do not impose any greater responsibility or liability on any such person or on the Board as a whole than would otherwise be the case.

Board Composition and Leadership Structure.  The Board is responsible for overseeing the management of the Fund, including supervision of the duties performed by the Adviser. The Board also elects the Company’s officers who conduct the daily business of the Fund. The Board intends to meet at least four times during each calendar year to review the investment performance of the Fund and other operational matters, including policies and procedures with respect to compliance with regulatory and other requirements.  The Fund has not held annual meetings of its shareholders, but encourages all Trustees to attend any special meetings of shareholders that are scheduled.

The Board is currently comprised of five trustees, two of whom, Mr. Lewis and Mr. Vitalie, are Interested Trustees.  Mr. Lewis is also Chairman of the Board, Secretary, Treasurer and Chief Compliance Officer of the Fund.  If the Transaction is consummated, Mr. Lewis intends to resign from the Board, but continue as Secretary, Treasurer and Chief Compliance Officer of the Fund. Under those circumstances, the Board would be comprised of four Trustees, one of whom, Mr. Vitalie, would be an Interested Trustee. The Board does not have a lead independent trustee.

The Board believes that its structure facilitates the orderly and efficient flow of information to the trustees from the Adviser and other service providers with respect to services provided to the Fund, potential conflicts of interest that could arise from these relationships and other risks that the Fund may face.  The Board further believes that its structure allows all of the Trustees to participate in the full range of the Board’s oversight responsibilities.  The Board believes that the orderly and efficient flow of information and the ability to bring each Trustee’s talents to bear in overseeing the Fund’s operations is important, in light of the size and complexity of the Fund and the risks that the Fund faces.  The Board and its committees review their structure regularly, to help ensure that it remains appropriate as the business and operations of the Fund, and the environment in which the Fund operates, changes. The Board has not yet considered whether it would be appropriate to have a lead independent Trustee.  As a new investment company, the Board has found that having a chairman who is not an “Independent Trustee” and not having a lead independent Trustee has not impaired the ability of the Board, including the Independent Trustees, to act in a manner that is in the best interests of the Fund’s shareholders.  As the Fund continues to grow, the Board will consider whether having a lead independent Trustee would be beneficial to the Board and the Fund, and may in the future appoint a lead independent Trustee.

            Currently, the Board has an Audit Committee, Nominating and Corporate Governance Committee and Valuation Committee. The responsibilities of each committee and its members are described below.

The Board’s Role in Risk Oversight of the Fund.  The Board oversees risk management for the Fund directly and, as to certain matters, through its committees.  The Board exercises its oversight in this regard primarily through requesting and receiving reports from and otherwise working with the Fund’s senior officers (including the Fund’s President, Chief Compliance Officer and Treasurer), portfolio management and other personnel of the Adviser, the Fund’s independent auditors, legal counsel and personnel from the Fund’s other service providers.  The Board has adopted, on behalf of the Fund, and periodically reviews with the assistance of the Fund’s Chief Compliance Officer, policies and procedures designed to address certain risks associated with the Fund’s activities.  In addition, the Adviser and the Fund’s other service providers also have adopted policies, processes and procedures designed to identify, assess and manage certain risks associated with the Fund’s activities, and the Board receives reports from service providers with respect to the operation of these policies, processes and procedures as required and/or as the Board deems appropriate.

In addition to Mr. Lewis, the table below identifies the Fund’s executive officer(s).

Officers
# of
	Position(s)		Portfolios
	Held with	Principal Occupation	in Fund	Other Directorships
Name and Age	the Fund	During Past Five Years	Complex*	Held by Trustee
Andrew J. Duffy (53)	President	President and Portfolio Manager, Ascent Investment Advisors, LLC (the Fund’s investment adviser), 2009-present; Portfolio Manager, Citigroup Principal Strategies, 2008-2009; Co-Portfolio Manager, Hunter Global Investors, LP, 2006-2008; Portfolio Manager, TIAA-CREF, 1999-2006	1	N/A
*	Fund Complex includes only the Fund.

Board Meetings and Committees.  The Board held three regular and no special meetings during the fiscal year ended December 31, 2010.  For the fiscal year ended December 31, 2010, each Trustee attended at least 75% of the aggregate of: (1) the total number of meetings held by the Board during the period for which he was a Trustee; and (2) the total number of meetings of each Board committee during the period for which he served on such Committee.  The Board has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Valuation Committee.

The Audit Committee is comprised of Messrs. Hertl, Schacht and Steward, each of whom is independent under the standards of the New York Stock Exchange.  The Audit Committee is responsible for advising the full Board with respect to accounting, auditing, ethics and financial matters affecting the Fund.  The Audit Committee has a written charter, a copy of which is available on the Fund’s website (http://www.ascentre.com). During the calendar year ended December 31, 2010, there were two Audit Committee meetings.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Messrs. Hertl, Schacht and Steward.  The Nominating Committee is responsible for seeking and reviewing candidates for consideration as nominees for trustees as is considered necessary from time to time. The Nominating Committee is also responsible for corporate governance compliance. The Nominating Committee has a written charter, a copy of which is available on the Fund’s website (http://www.ascentre.com).  The Nominating Committee did not meet during the calendar year ended December 31, 2010, but did meet on January 13, 2011 in order to elect Mr. Steward to fill the vacancy on the Board created by the death in October 2010 of the former Chairman of the Fund.

The Fund does not have a formal policy regarding shareholder nominations because the Board of Trustees believes that such a policy is unnecessary in light of the leadership structure of the Fund, and the fact that the Nominating Committee is comprised entirely of Independent Trustees.  Although the Nominating Committee does not have a formal policy regarding shareholder nominations, it may review shareholders’ nominations to fill vacancies on the Board.  While the Nominating Committee will consider candidates timely recommended by shareholders to serve as a trustee, the Nominating Committee may only act upon such recommendations if there is a vacancy on the Board or the Nominating Committee determines that the selection of a new or additional Independent Trustee is in the best interests of the Fund. In the event that a vacancy arises or a change in Board membership is determined to be advisable, the Nominating Committee will, in addition to any timely submitted shareholder recommendations, consider candidates identified by other means, including candidates proposed by members of the Nominating Committee or other Independent Trustees.  For shareholder recommendations to be considered, a shareholder must provide contact information for the candidate, including all the information about a candidate that would be required to be included in a proxy statement seeking approval of that candidate, and a notarized letter executed by that candidate which states his or her willingness to serve on the Board if elected. Such recommendation must be received a reasonable time before the Fund begins to print and send its proxy materials for any planned meeting of shareholders.

In evaluating nominees to the Board, the Nominating Committee seeks to ensure that the Board of Trustees possess, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and also seeks to ensure that the Board of Trustees is comprised of trustees who have broad and diverse backgrounds.  The Nominating Committee looks at each nominee on a case-by-case basis.  In looking at the qualification of each candidate to determine if his or her election would further the goals described above, the Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge.  However, the Board of Trustees believes that to be recommended as a nominee, each candidate must: (1) display the highest personal and professional ethics, integrity and values; (2) have the ability to exercise sound business judgment; (3) must be highly accomplished in his or her respective field; (4) have a relevant expertise and experience; (5) be able to represent all shareholders and be committed to enhancing long-term shareholder value; and (6) have sufficient time available to devote to activities of the Board of Trustees and to enhance his or her knowledge of the Fund’s business.

The Valuation Committee consists of Messrs. Hertl, Schacht and Steward.  The Valuation Committee is responsible for (i) monitoring the valuation of the Fund’s securities and other investments; and (ii) as required, when the Board is not in session, determining the fair value of illiquid and other holdings after consideration of all relevant factors, which determinations are reported to the Board.  The Valuation Committee met once during the calendar year ended December 31, 2010.

The Board may from time to time establish additional committees as deemed in the best interest of the Fund.

Trustee Ownership of Fund Shares; Control Persons. As of December 31, 2010, 2,474 shares of the Fund were owned by any of the Trustees and officers of the Fund.  Since January 1, 2010, there have been no purchases or sales of securities of the Adviser or its parents or subsidiaries by any Trustee or Nominee.

Set forth below is the dollar range of equity securities of the Fund beneficially owned by each trustee of the Fund, which is the only registered investment company in the family of investment companies currently overseen by the trustees, as of December 31, 2010:

Amount Invested Key
A.	$1-$10,000
B.	$10,001-$50,000
C.	$50,001-$100,000
D.	over $100,000

	Dollar Range of	Aggregate Dollar Range of Equity Securities in all Registered
	Fund Shares	Investment Companies Overseen by Trustee in Fund
Name	Owned	Complex*
Independent Trustees
Anthony J. Hertl	None	None
Walter S. Schacht	B	B
William C. Steward	None	None
Interested Trustees
Randolph S. Lewis	B	B
James S. Vitalie	None	None
*	Fund Complex includes only the Fund.

As of December 31, 2010, none of the Independent Trustees (or any of their immediate family members) owned beneficially or of record any class of securities of the Adviser or Distributor of the Fund or any person controlling, controlled by or under common control with the Adviser or Distributor of the Fund.  On January 27, 2011, a minority and non-managing member of JAM and his wife, neither of whom have any involvement in the day-to-day operations of JAM, invested $7 million in the Fund.

Related Party Transactions. During the calendar years ended December 31, 2009 and December 31, 2010, other than the transaction pursuant to which Mr. Vitalie became an Interested Trustee (see “Proposal No. 1: Approval of the Fund’s Investment Advisory Agreement with the Adviser — Additional Information about the Adviser”), none of the Independent Trustees or Independent Trustee Nominee (or their immediate family members) had:

1.	Any direct or indirect interest in the Adviser or the Distributor of the Fund or any person controlling, controlled by or under common control with the Adviser or the Distributor of the Fund;

2.
Any direct or indirect material interest, in which the amount involved exceeds $120,000, in any transaction or series of similar transactions or any currently proposed transaction or series of currently proposed transactions with (i) the Fund; (ii) another fund managed by the Adviser, or distributed by the Distributor of the Fund or with an investment adviser or principal underwriter controlling, controlled by or under common control with the Adviser or the Distributor of the Fund; (iii) the Adviser or the Distributor of the Fund; (iv) a person controlling, controlled by or under common control with the Adviser or the Distributor of the Fund; or (v) an officer of any of the above; or

3.
Any direct or indirect relationship or currently proposed relationship, in which the amount exceeds $120,000, with (i) the Fund; (ii) another fund managed by the Adviser, or distributed by the Distributor of the Fund or a person controlling, controlled by or under common control with the Adviser or the Distributor of the Fund; (iii) the Adviser or the Distributor of the Fund; (iv) a person controlling, controlled by or under common control with the Adviser or the Distributor of the Fund; or (v) an officer of any of the above.

During the calendar years ended December 31, 2009 and December 31, 2010, no officer of the Adviser or the Distributor of the Fund or any person controlling, controlled by or under common control with the Adviser or the Distributor of the Fund served on the board of directors of a company where an Independent Trustee  or Independent Trustee Nominee of the Fund or any of their immediate family members served as an officer.

During the calendar year ended December 31, 2010, there were no transactions in which the amount involved exceeded $120,000 and the Fund was a participant with: (i) any executive officer of the Fund; (ii) a holder of 5% or more of the Fund’s outstanding securities; or (iii) an immediate family member of either of the foregoing.

Compensation.  The Fund pays an annual fee in the amount of $10,000 to each Trustee who is not an officer or employee of the Adviser (or any affiliated company of the Adviser), plus $500 for each Board meeting attended (by telephone or in person).  All Trustees are reimbursed by the Fund for all reasonable out-of-pocket expenses incurred relating to attendance at meetings of the Board or committee meetings.

The table below details the amount of compensation the Trustees received from the Fund during the calendar year ended December 31, 2010.  The officers of the Fund do not receive compensation from the Fund, and no person affiliated with the Fund receives compensation in excess of $60,000 from the Fund.  The Fund does not have a bonus, profit sharing, pension or retirement plan.  No other entity affiliated with the Fund pays any compensation to the Trustees.

		Pension or Retirement	Estimated	Total Compensation
	Aggregate	Benefits Accrued As	Annual Benefits	from Fund and
	Compensation	Part of Fund	Upon	Fund Complex Paid
Name	from Fund*	Expenses	Retirement	to Trustees*
Interested Trustees
Randolph S. Lewis	$0	$0	$0	$0
James S. Vitalie**	$8,000	$0	$0	$8,000

Independent Trustees
Anthony J. Hertl	$11,500	$0	$0	$11,500
Walter S. Schacht	$11,500	$0	$0	$11,500
William C. Steward***	N/A	N/A	N/A	N/A

*	The Fund Complex includes only the Fund.
**	Beginning in 2011, Mr. Vitalie will no longer be compensated by the Fund because he has been deemed to be an Interested Trustee.
***	Mr. Steward was not a Trustee during the fiscal year ended December 31, 2010.

Communication with the Trustees.  Shareholders may contact the Trustees directly by contacting the President of the Fund at the principal executive offices of the Fund with such request.  Such correspondence should be sent to Andrew J. Duffy, President, Global Real Estate Investments Fund, 5251 DTC Parkway, Suite 935, Greenwood Village, Colorado 80111.  Mr. Duffy will relay all such communication to the appropriate members of the Board of Trustees.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3 FOR ELECTION OF EACH OF THE NOMINEES.

ANY SIGNED BUT UNMARKED PROXIES WILL BE SO VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES.

PROPOSAL NO. 4:

APPROVAL OF THE CONVERSION OF THE FUND FROM A CLOSED-END INVESTMENT COMPANY TO AN OPEN-END INVESTMENT COMPANY AND RELATED MATTERS

Background and Legal Analysis.  At a meeting held February 15th, 2011, the Board of Trustees considered and unanimously approved a recommendation of the Adviser to submit to shareholders a proposal to convert the Fund from a closed-end investment company to an open-end investment company.

Shareholders of the Fund are now being asked to consider the Conversion.  If the Conversion is approved by shareholders, the Fund will thereafter be converted to an open-end investment company; provided, however, that a registration statement under the Securities Act of 1933, as amended, must first become effective to allow the continuous offering of shares of the Fund.  If the Conversion is not approved and the Conversion does not occur, the Board will consider whether other action should be taken.

When the Fund was organized in 2009, the closed-end interval fund structure was chosen as most appropriate for the Fund’s investment objective and intended method of operation because the Adviser’s investment strategy and stock selection methodology emphasized a long-term approach to investing in real estate securities.  The Adviser believed that the closed-end interval fund structure would help minimize the potential negative impact of unexpected net redemptions due to short-term trading resulting from day to day volatility in the market.  Nonetheless, the Fund’s initial prospectus contemplated that the Fund’s Board of Trustees would eventually consider the conversion of the Fund into an open-end investment company on or about December 31, 2016.  In light of changes in market conditions and investor sentiment, in particular the desire of many investors to have immediate access to their invested capital, the Adviser believes that by converting to an open-end fund structure the Fund could experience significant growth without impairing the Adviser’s ability to effectively manage the Fund’s portfolio with an eye toward long-term appreciation, and therefore that the Board’s earlier-than-anticipated consideration of open-ending the Fund is warranted.  Accordingly, the Adviser and the Board believe that open-ending the Fund is appropriate without any changes in the Fund’s investment strategy, and (as discussed further below) believe that increased growth through ongoing sales of new shares would be in the best interest of all shareholders.  Notwithstanding the foregoing, the Fund’s Board reserves the right after open-ending to close the Fund to new investors and/or to additional share purchases by existing shareholders if it believes the Fund has become too large to effectively implement the Fund’s investment strategy.

At its February 15th, 2011 meeting, the Board determined that open-ending the Fund would confer certain benefits on the Fund’s shareholders that outweigh any detriments to them.  In reaching its conclusions, the Board considered a number of factors including, without limitation, the Fund’s size; the limited amount of trading in Fund shares; feedback from the investment advisory community regarding the appropriateness of limiting investors’ access to their capital in today’s market; the Fund’s expense ratio and the prospects for its reduction due to future growth in the Fund’s net assets.  The Board also considered that, while conversion to the open-end form might initially result in some shrinkage of the Fund resulting from increased requests to redeem shares, over the longer term conversion is anticipated to create the opportunity to achieve the benefits associated with greater asset size through more frequent, and larger, sales of Fund shares.   Some of the benefits associated with greater asset size include lower per share expenses, as the expenses of the Fund are spread over a larger asset base, a more diversified shareholder base, and the potential for more recognition of the Fund in the marketplace.  Further, the Board considered that, any new expenses incurred after the Conversion could be offset partially or wholly by corresponding benefits such as potential increases in assets, with these increases in expenses reimbursed to the extent that they exceed the limits under the Fund’s Expense Limitation Agreement (defined below) with the Adviser.  In addition, the Board considered that the increased ability of shareholders to redeem the Fund’s shares would make an investment in the Fund more attractive to investors and more readily marketable by the Distributor.

Certain Board Considerations.  Set forth below is a discussion of several material issues considered by the Board in determining to approve the open-ending of the Fund:

Effects of Conversion on the Fund’s Expense Ratio. The Board has considered the effects that open-ending may have on the expenses of the Fund, and has determined that open-ending will not have a material effect on the Fund’s net expense ratio after open-ending is complete, even if the Fund experiences significantly increased redemptions (i.e., shareholders selling significant shares back to the Fund for the then current price).  The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including all organization and offering expenses, but excluding interest, brokerage commissions and extraordinary expenses), to the extent that they exceed 2.75% per annum of the Fund’s average daily net assets (the “Expense Limitation”). In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the end of the fiscal year in which they were incurred; and (2) the reimbursement may not be made if it would cause the Expense Limitation to be exceeded. The Expense Limitation Agreement will remain in effect following the Conversion unless and until the Board approves its modification or termination.

Potential Redemptions. The Board has considered that redemption requests (i.e., selling shares back to the Fund for their then current price) following the Conversion could be substantial, because shareholders will be able to request redemption on any trading day following the Conversion, as opposed to the limited quarterly redemption offers currently made by the Fund.  The Board is also aware that a number of market professionals view closed-end funds as arbitrage opportunities and could take sizable positions in shares of the Fund for the purpose of profiting through redemption immediately following an open-ending.  This phenomenon could serve to increase the percentage of Fund shares subject to redemption requests.  Accordingly, although redemptions of shares following any conversion to open-end form could be expected to be partially offset by new sales of Fund shares, it is not possible to predict the extent of such redemptions or new sales or whether the net redemptions anticipated in the short run would require the sale of significant portfolio positions.   In addition, the Board has considered that significant redemptions of Fund shares could disrupt the Adviser’s management strategy, and would subject the Fund to added costs in brokerage and transaction fees.  In addition, the Adviser indicated to the Board that increased redemptions would reduce the Fund’s asset base, thereby potentially increasing costs for remaining shareholders.

Redemption Fee. The Board has considered that mutual funds are subject to the potential for increased redemptions as compared to closed-end interval funds, and that they may experience disruptions in portfolio management and incur added expenses when faced with significantly increased redemptions.  In this regard, the Board considered that many mutual funds impose a redemption fee of up to 2% applicable to redemptions of shares within 30 days after purchase.  The redemption fee is payable to the mutual fund and offsets, at least in part, the disruption and costs of redemptions by short-term investors, and has the effect of encouraging long-term investment in the mutual fund (and discouraging market timing and other short-term investment approaches).  In addition, the Board considered that a closed-end fund that converts to open-end form may, in order to provide shareholders with an incentive to refrain from immediately exercising their right to redeem and to offset some of the direct and indirect costs associated with a conversion to and operation as an open-end fund, impose a redemption fee that is paid by shareholders who redeem their shares shortly after the Conversion.

For the foregoing reasons, the Board has authorized and approved the imposition of a 2% redemption fee applicable to redemptions of shares of the Fund (i.e., sales of Fund shares to the Fund at net asset value) within the first 30 days after they are purchased (the “Redemption Fee”).  Further, the Board determined that the date of the Conversion (the “Conversion Date”) shall be deemed the “initial purchase date” for all shares held by current shareholders as of the Conversion Date.  Accordingly, shares redeemed within 30 days of the Conversion Date will be subject to a 2% Redemption Fee.  The Board believes that the Redemption Fee will discourage redemptions following the Conversion, and encourage long-term investment in the Fund for new purchases.  In addition, the Redemption Fee, since it will be retained by the Fund, will have the effect of offsetting the expenses and disruption that the Fund endures from redemptions.

Management Following the Conversion.  The Board believes that conversion of the Fund to an open-end investment company will permit the continued operation of the Fund in accordance with its investment objective while providing shareholders with the increased ability to redeem their shares.  The Adviser does not anticipate that the Conversion would require any material portfolio restructuring either to enable the Fund to operate as an open-end investment company or to meet potential significant redemption requests following the Conversion.

Differences Between Open-End and Closed-End Investment Companies.  The Fund is a closed-end interval investment company, and as such has adopted a fundamental policy that it will make quarterly repurchase offers for no less than 5% of the shares outstanding at net asset value.  In contrast, open-end investment companies, commonly referred to as “mutual funds,” issue redeemable securities.  The holders of redeemable securities have the right to surrender those securities to the mutual fund on any day on which the New York Stock Exchange is open for trading and receive an amount equal to the net asset value of the shares (less any redemption fee).  Many mutual funds (including the Fund, if the Conversion is effected) also continuously issue new shares to investors based on the net asset value of the shares at the time of such issuance.

Some of the legal and practical differences between operation of the Fund as a closed-end interval investment company and an open-end investment company are as follows:

•
Acquisition and Disposition of Shares.  If the Fund converts into an open-end investment company, or mutual fund, investors wishing to acquire shares of the Fund would be able to purchase them at any time either through selected financial intermediaries or directly from the Fund.  Shareholders desiring to realize the value of their shares would be able to do so at any time by redeeming shares at net asset value, less any applicable Redemption Fee (e.g., redemptions within one year after purchase).

The Board has determined to impose a Redemption Fee of 2%, payable to the Fund, on Fund shares outstanding at the time of the Conversion that are redeemed or exchanged within 30 days following the Conversion to open-end form.  Redemption Fees would be retained by the Fund and would tend to increase its net asset value.  The Board believes that the Redemption Fee would tend to spread out the initial increase in redemptions of Fund shares and thus alleviate to an extent any possible disruptive effects on the management of the Fund’s portfolio, reduce the impact of such increased redemptions upon the facilities of the Fund, and offset some of the direct and indirect costs associated with a conversion to and operation as an open-end fund.  The Board determined that the Conversion Date shall be deemed the “initial purchase date” for all shares held by current shareholders as of the Conversion Date.  Accordingly, shares redeemed within 30 days of the Conversion Date will be subject to a 2% Redemption Fee.

•
Expenses; Potential Net Redemptions; Sales of New Shares.  The Fund’s gross expenses may increase as a result of open-ending, whether as a result of the cost of additional services available to shareholders or otherwise.  Open-ending may result in an immediate and substantial increase in redemptions and, hence, a marked reduction in the size of the Fund, although this result eventually could be offset by new sales of shares and reinvestment of dividends and capital gains distributions in shares of the Fund.  An asset base of decreased size could produce less income and lower gains per share than are currently being produced.  Accordingly, the Fund’s ratio of operating expenses to average net assets could increase on a gross basis, but pursuant to the Expense Limitation Agreement, will not exceed 2.75% on a net basis to the Fund’s shareholders.  Significant net redemptions could also render the Fund an uneconomical venture by virtue of its diminished size.  In the event the Fund were to become too small to be considered economically viable, the Board might consider alternatives to continuing the Fund’s operations, ranging from a merger of the Fund with another investment company to liquidation of the Fund.  As explained above, open-ending also provides an increased opportunity for growth of the Fund through continuous sales of new shares.

•
Portfolio Management.  Due to the ability of shareholders of open-end funds to redeem their shares at any time, open-end funds are subject to increased pressures to sell portfolio securities at disadvantageous times in order to meet net redemptions.  Most open-end funds maintain adequate reserves of cash or cash equivalents in order to meet net redemptions as they arise.  Because the Fund does not currently have to meet redemptions on an ongoing basis, but rather must make quarterly repurchase offers, the Fund’s cash reserves can be substantial or minimal, depending primarily on management’s perception of market conditions and on decisions to use Fund assets to repurchase shares.  The larger reserves of cash or cash equivalents required to operate prudently as an open-end fund when net redemptions are anticipated could reduce the Fund's investment flexibility and the scope of its investment opportunities.  The Fund may have to sell portfolio securities in order to accommodate the need for larger reserves of cash or cash equivalents, resulting in an increase in transaction costs and portfolio turnover.  In addition, the Fund’s investment returns could be negatively impacted as a result of holding larger cash balances during periods of rising markets.  Nevertheless, the Adviser does not expect significant changes in the Fund’s investment policies or procedures as a result of open-ending.

•
Illiquid Securities.  An open-end investment company may not have more than 15% of its net assets invested in securities that are not readily marketable.  The Fund does not currently have a policy regarding the percentage of investments that may be in illiquid securities.

•
Senior Securities and Borrowings.  1940 Act prohibits open-end funds from issuing “senior securities” representing indebtedness (i.e., bonds, debentures, notes and other similar securities), other than indebtedness to banks where there is asset coverage of at least 300% for all borrowings.  Closed-end investment companies, on the other hand, are permitted to issue senior securities representing indebtedness to any lender if the 300% asset coverage is met.  In addition, closed-end investment companies may issue preferred stock, whereas open-end investment companies may not issue preferred stock.  This greater ability to issue senior securities may give closed-end investment companies more flexibility than open-end funds in “leveraging” their investments.  To date, the Fund has not leveraged its assets.   The Fund has adopted a fundamental policy that the Fund may not issue senior securities (other than preferred shares) which immediately after issuance would have asset coverage of at least 200%.  In connection with the approval of this Proposal No. 4 to open-end the Fund, this fundamental policy will be eliminated because it is inapplicable to an open-end fund that may not issue senior securities.

•
Qualification as a Regulated Investment Company.  The Fund intends to continue to qualify for treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”), after conversion to open-end form.  Such qualification will allow the Fund to continue to be relieved of federal income tax on that part of its investment company taxable income and net capital gain that are distributed to shareholders.  The Adviser anticipates that the Fund would continue to be able to meet this requirement after the Conversion.  No assurance exists, however, that this requirement would be met under all possible circumstances, particularly if the Fund faces unexpectedly large net redemptions or large influxes of cash followed within a short time by significant redemptions.

If Proposal No. 4 is not adopted, the Fund will continue to operate as a closed-end interval fund, the current fundamental policies will remain in effect, and the Board of Trustees will consider what further actions, if any, may be appropriate.

PROPOSAL 4A: CONVERSION TO OPEN-END FORM

If the Conversion is approved, the Fund will continue to offer additional shares of the Fund to the public.  The Conversion will not be implemented until after a registration statement under the Securities Act of 1933, as amended, allowing the continuous offering of shares of the Fund becomes effective.

Although the Fund will use all practicable measures to keep costs at a minimum, certain costs will be incurred, many of which will be nonrecurring, in connection with the change from a closed-end to an open-end investment company, including costs associated with the preparation of a registration statement as required by federal securities laws (including printing and mailing costs) and the payment of fees under state securities laws.  These additional costs will be paid by the Fund, and it is anticipated that substantially all of these costs will be incurred by the Fund prior to the effective date of the Conversion.

Neither the Fund nor its shareholders will realize any gain or loss for tax purposes upon the Conversion, and the Conversion will not affect a shareholder's holding periods or adjusted tax basis in his or her shares of the Fund. Such opinion is based upon the view that the Conversion does not, for federal income tax purposes, involve the exchange or disposition of a shareholder's holdings in the Fund or, even if the Conversion were deemed to be such an exchange, the exchange would not be a taxable event.  A shareholder who redeems shares of the Fund after the Conversion would recognize a gain or loss to the extent that the redemption proceeds are greater or less than the shareholder’s adjusted tax basis in the shares.  The gain or loss would be capital gain or loss if the redeemed shares had been held as a capital asset and would be long-term capital gain or loss if the redeemed shares had been held for more than one year on the date of redemption.  Payment for redemptions is made within seven days after receipt of a proper request for redemption (in accordance with redemption procedures specified in the open-end fund prospectus).  Such payment may be postponed, or the right of redemption suspended, at times: (a) when the New York Stock Exchange is closed for other than weekends and holidays, (b) when trading on the New York Stock Exchange is restricted, (c) when an emergency exists (as determined by the SEC) as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (d) during any other period when the SEC, by order, so permits.  The Fund reserves the right to pay for redeemed shares “in kind” if, in the opinion of the Adviser, such a redemption would be advisable.  In such event, a shareholder would receive portfolio securities held by the Fund and would incur transaction costs in disposing of the securities received.  The Fund has no current intention to redeem shares in kind.

PROPOSAL 4B: ELIMINATION OF THE FUND’S FUNDAMENTAL POLICY REGARDING QUARTERLY REPURCHASES

The Fund currently has a fundamental policy that it will make quarterly repurchase offers for no less than 5% of its shares outstanding at net asset value, unless suspended or postponed in accordance with regulatory requirements, and that each quarterly repurchase pricing shall occur on the 14th day after the repurchase request deadline, or the next business day if the 14th is not a business day. Shares will be repurchased at the net asset value per share determined as of the close of regular trading on the New York Stock Exchange on the repurchase pricing date.  Because this policy is “fundamental,” it may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities.

The structure of an open-end fund provides for shareholders to redeem their shares at net asset value on any day on which the New York Stock Exchange is open for trading, subject to any applicable redemption fee.  As such, the Board of Trustees has determined that, in connection with the approval of the Conversion, the Fund’s policy regarding quarterly repurchases should be eliminated.

PROPOSAL 4C: ELIMINATION OF PROVISIONS IN THE FUND’S DECLARATION WHICH DISCUSS POTENTIAL CONVERSION OF THE FUND TO AN OPEN-END INVESTMENT COMPANY

Section 7.5 of the Fund’s Declaration provides that the Fund may be converted to an open-end investment company, and provides information regarding the required vote for and the effect of the Conversion.  The text of Section 7.5 follows:

“7.5           Conversion.  The Trust may be converted at any time from a ‘closed-end management investment company’ to an ‘open-end management investment company’, as those terms are each defined by the 1940 Act, upon the approval of such a proposal, together with the necessary amendments to this Declaration, to permit such a conversion by: (i) a majority of the Trustees then in office (ii) the holders of a majority of the Trust’s outstanding Shares entitled to vote thereon, and (iii) such vote or votes of the holders of any class or classes or series of Shares as may be required by the 1940 Act.  Upon conversion, each Share would become a ‘redeemable security,’ as that term is defined by the 1940 Act.  It is anticipated that the Trustees, including a majority of the Independent Trustees, will consider the conversion of the Fund to an open-end management investment company on or about December 31, 2016.  Upon recommendation and subsequent adoption of such a proposal and the necessary amendments to this Declaration to permit such a conversion of the Trust’s outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an open-end management investment company and the Shares a ‘redeemable security.’  In the event the Trustees determine not to adopt a resolution to convert to an open-end management investment company, or the shareholders fail to approve such conversion, the Trustees, including a majority of the Independent Trustees, shall consider listing the Shares on a national securities exchange on or about December 31, 2016.”

In light of this Proposal No. 4 and the potential open-ending of the Fund, on February 15th, 2011, the Fund’s Board, including a majority of the Independent Trustees, considered and approved the elimination of Section 7.5 of the Fund’s Declaration.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 4 (INCLUDING PROPOSALS 4A, 4B AND 4C) FOR THE APPROVAL OF THE CONVERSION AND RELATED MATTERS.  ANY SIGNED BUT UNMARKED PROXIES WILL BE SO VOTED “FOR” APPROVAL OF PROPOSAL NO. 4.

AUDIT COMMITTEE REPORT

On December 20, 2010, the Audit Committee met with E&Y to review and discuss the scope of the 2010 audit of the Fund’s financial statements. The Audit Committee also conducted discussions with E&Y regarding the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  As required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, the Audit Committee is scheduled to meet with E&Y and Fund management in February of 2011, after completion of the 2010 audit of the Fund’s financial statements, to discuss the results of E&Y’s audit of the Fund’s financial statements, to discuss with and receive the required written disclosures and confirming letter from E&Y, and to discuss with E&Y its independence. Based upon the review and discussions referred to above, it is expected that the Audit Committee will recommend to the Board of Trustees that the audited financial statements be included in the Fund’s annual report to shareholders required by Section 30(e) of the 1940 Act for the calendar year ended December 31, 2010.

This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this Proxy Statement, except to the extent that the Fund specifically requests that the report be specifically incorporated by reference.

THE AUDIT COMMITTEE

Anthony J. Hertl
Walter S. Schacht
William C. Steward

GENERAL INFORMATION

Other Matters to come Before the Meeting.  The Fund’s management does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement.  If other business should properly come before the Meeting, the proxy holders will vote thereon in accordance with their best judgment.

Shareholder Proposals.  For business to be property brought before an annual or special meeting of the Fund’s shareholders by a shareholder, the shareholder must provide timely notice thereof in writing to the Secretary of the Fund.  Under the Fund’s Bylaws, to be timely, any such notice must be delivered to or mailed and received at the principal executive offices of the Fund not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, any such notice by a shareholder to be timely must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was given or publicly disclosed.  If the shareholder chooses to include the proposal in the Fund’s proxy materials for any meeting of shareholders, the shareholder should submit the proposal or notice of the proposal to the Fund within a reasonable time prior to the Fund printing and mailing its proxy materials, in accordance with Rule 14a-8 under the Securities Exchange Act.

Householding.  Only one copy of proxy materials and other documents related to the Fund, such as information statements, prospectuses and annual and semi-annual reports, etc. is being delivered to those addresses shared by two or more accounts and to shareholders we reasonably believe are from the same family or household.  If you would like to discontinue householding for your accounts, please request additional copies by mailing your written request to Ascent Real Estate Securities, LLC, 5251 DTC Parkway, Suite 935, Greenwood Village, Colorado 80111, or calling toll-free 1-866-622-3864.  You may also write or call to request that your household receive a single copy of such materials if you are currently receiving multiple copies.

IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY CARD IS REQUESTED.  A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  ALTERNATIVELY, YOU MAY VOTE BY TOUCH-TONE TELEPHONE OR THROUGH THE INTERNET AS EXPLAINED ON THE PROXY CARD.

Andrew J. Duffy, President

/s/ Andrew J. Duffy
Greenwood Village, Colorado
March 2, 2011

Exhibit A

INVESTMENT MANAGEMENT AGREEMENT

As of [___________, 2011]

Ascent Investment Advisors, LLC
5251 DTC Parkway, Suite 935
Greenwood Village, Colorado 80111

Dear Sirs:

The undersigned, Global Real Estate Investments Fund (the "Fund") is a registered investment company organized as a Delaware statutory trust, which offers shares of beneficial interest to the public.  The Fund desires to employ its capital by investing and reinvesting the same in securities in accordance with the limitations specified in its Agreement and Declaration of Trust and Registration Statement including the prospectus and statement of additional information then in effect (the “Registration Statement”), copies of which have been, submitted to you, and in such manner and to such extent as may from time to time be approved by the Trustees of the Fund. Subject to the terms and conditions of this Agreement, the Fund desires to employ Ascent Investment Advisors, LLC (the "Adviser") and the Adviser desires to be so employed, to supervise and assist in the management of the business of the Fund. Accordingly, this will confirm our agreement as follows:

1. The Adviser shall, on a continuous basis, furnish reports, statistical and research services, and make investment decisions with respect to the investments of the Fund. The Adviser shall use its best judgment in rendering these services to the Fund.

2. The Adviser agrees that it will not make short sales of the Fund's shares of beneficial interest.

3. The Adviser agrees that in any case where an officer of the Adviser is also an officer or director of another corporation, and the purchase or sale of securities issued by such other corporation is under consideration, such officer or director shall abstain from participation in any decision made on behalf of the Fund to purchase or sell any securities issued by such other corporation.

4. The Adviser will provide office facilities to the Fund. The Fund will pay all of its expenses and liabilities, including expenses and liabilities incurred in connection with maintaining its registration under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended, and registering and qualifying under the securities laws of the states in which the Fund's shares are registered or qualified for sale, the costs and expenses of preparing, printing, including typesetting, and distributing prospectuses and statements of additional information of the Fund and supplements thereto to the Fund's shareholders, other mailing expenses, brokerage expenses, issue and transfer taxes on sales of Fund securities, custodian and stock transfer charges, other printing, legal and auditing expenses, expenses of shareholders' meetings, and reports to shareholders.

5. In consideration of the Adviser performing its obligations hereunder, the Fund will pay to the Adviser a monthly management fee computed at the annual rate of 1.20% of the average daily net assets of the Fund for the first $250,000,000 of Fund net assets. The management fee will decrease as the net assets of the Fund increase over $250,000,000. The applicable annual rate of the management fee according to the Fund’s net assets is set forth in the table below.

Average Daily Net Assets of the Fund	Annual Management Fee Rate (as a Percentage of Average Daily Net Assets)
Up to and including $250,000,000	1.20%
Next $249,999,999 (Assets from $250,000,001-$500,000,000)	1.10%
Next $499,999,999 (Assets from $500,000,001-$1,000,000,000)	1.00%
Next $999,999,999 (Assets from $1,000,000,001-$2,000,000,000)	0.90%
Assets over $2,000,000,000	0.80%

6. The Fund understands that the Adviser may act as investment adviser to other investment companies, and that the Adviser and its affiliates may act as investment advisers to individuals, partnerships, corporations, pension funds and other entities, and the Fund confirms that it has no objection to the Adviser or its affiliates so acting.

7.  The Adviser shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with performance of its obligations under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement (such exceptions collectively, “Actionable Adviser Misconduct”).

Subject to any limitations imposed by applicable law or regulation, the Fund agrees to indemnify and hold harmless the Adviser and its controlling persons, managers, directors, officers and employees (collectively, the “Adviser Indemnified Parties”), against any and all loss, liability, claim, damage and expense whatsoever, including reasonable attorney’s fees and costs, as incurred, (i) arising out of the Fund’s Registration Statement, and all prospectuses, proxy statements, reports to shareholders, sales literature, marketing materials or other materials prepared for distribution to shareholders of the Fund, the public or otherwise in connection with capital raising for the Fund (collectively, the “Fund Materials”) and (ii) otherwise in connection with the operation or maintenance of the Fund.

Notwithstanding the foregoing, no such indemnification shall be provided to Adviser:

a.  To the extent any such loss, liability, claim, damage and/or expense arises from any information or disclosure that, in each instance, has been previously approved in writing (including by electronic mail) by the Adviser and that relates specifically to (i) the Adviser or its controlling persons, managers, directors, officers or employees, (ii) the policies and procedures of the Adviser, or (iii) the services to be provided by the Adviser (“Approved Information”), provided further, that the foregoing limitation shall not apply to claims for indemnification that arise from Approved Information, which is included in the Fund Materials after the time the Adviser revokes in writing (including by electronic mail) its approval of such Approved Information; or

b.  to the extent that any such loss, liability, claim, damage and/or expense arises out of or is based on any Actionable Adviser Misconduct that contributed materially thereto.

The Fund shall indemnify and hold harmless the Adviser Indemnified Parties against any loss, liability, claim, damage or expense whatsoever, including reasonable attorneys’ fees and costs, as incurred, arising out of the Fund’s breach of its duties or obligations under this Agreement or breach of applicable law, rule or regulation in connection with the Fund’s performance under this Agreement; provided, however, that nothing herein shall be deemed to protect the Adviser against any liability arising out of any Actionable Adviser Misconduct.

The Adviser agrees to indemnify and hold harmless the Fund, the trustees, officers, employees and agents of the Fund and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act of 1933 (collectively, the “Fund Indemnified Parties”) against any and all loss, liability, claim, damage and expense whatsoever, including reasonable attorney’s fees and costs, as incurred, arising out of Approved Information, provided that no such indemnification shall be provided to the Fund Indemnified Parties for claims arising from Approved Information which is included in the Fund Materials after the time the Adviser revokes in writing (including by electronic mail) its approval of such Approved Information.

The Adviser shall indemnify and hold harmless the Fund Indemnified Parties against any loss, liability, claim, damage or expense (including reasonable attorneys’ fees and costs) arising out of any Adviser Misconduct; provided, however, that nothing herein shall be deemed to protect the Fund against any liability to which the Fund would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties under this Agreement or by reason of the Fund’s reckless disregard of its obligations and duties under this Agreement.

The indemnification provided herein will remain in full force and effect regardless of any termination of this Agreement with regard to any claim for indemnification relating to any loss, liability, claim, damage or expense arising during the term of this Agreement.

Notwithstanding the foregoing, nothing contained in this Section 7 or elsewhere in this Agreement shall constitute a waiver by the Fund of any of their respective rights under applicable U.S. federal securities laws whose applicability is not permitted to be contractually waived.

8. This Agreement shall be in effect for two (2) years starting on the date hereof. This Agreement shall continue in effect from year to year thereafter with respect to the Fund, provided it is approved, at least annually, in the manner required by the 1940 Act. The 1940 Act requires that this Agreement and any renewal thereof be approved by a vote of (i) a majority of Trustees of the Fund who are not parties thereto or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting duly called for the purpose of voting on such approval, and (ii) in the case of its initial approval, by a majority of the outstanding voting securities of the Fund or (iii) in the case of its annual renewal, by a vote of the Trustees of the Fund or a majority of the outstanding voting securities of the Fund. A vote of a majority of the outstanding voting securities of the Fund is defined in the 1940 Act to mean a vote of the lesser of (a) more than 50% of the outstanding voting securities of the Fund or (b) 67% or more of the voting securities present at the meeting if more than 50% of the outstanding voting securities are present or represented by proxy.

This Agreement may be terminated at any time with respect to the Fund, without payment of any penalty, on sixty (60) days' prior written notice by a vote of a majority of the Fund’s outstanding voting securities, by a vote of a majority of the Trustees of the Fund, or by the Adviser. This Agreement shall be automatically terminated in the event of its assignment (as such term is defined in the 1940 Act).

9. This Agreement is made by the Fund pursuant to authority granted by the Trustees, and the obligations created hereby are not binding on any of the Trustees or shareholders of the Fund individually, but bind only the property of the Fund.

10.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

If the foregoing is in accordance with your understanding, please so indicate by signing and returning to the undersigned the enclosed copy hereof.

Very truly yours,

GLOBAL REAL ESTATE INVESTMENTS FUND

By:
                Name:
Title:

ACCEPTED:

ASCENT INVESTMENT ADVISORS, LLC

By:
Name:
Title:

PROXY                                                                                                                                          PROXY
GLOBAL REAL ESTATE INVESTMENTS FUND
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 24, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF GLOBAL REAL ESTATE INVESTMENTS FUND

The undersigned hereby appoints Andrew J. Duffy and Randolph S. Lewis, and each of them, as proxies for the undersigned, each with the power to appoint his substitute, for the Special Meeting of Shareholders of the Global Real Estate Investments Fund (the “Fund”), to be held on March 24th, 2011, at 10:30 a.m., Eastern Time, at 515 Madison Avenue, 24th Floor, New York, New York 10022 (the “Meeting”), or any adjournments or postponements thereof, to vote, as designated below, all shares of the Fund held by the undersigned at the close of business on January 31, 2011.  Capitalized terms used without definition have the meanings given to them in the accompanying Proxy Statement.

VOTE VIA TELEPHONE:  1-800-690-6903
VOTE VIA THE INTERNET: www.proxyvote.com

NOTE:  Please sign exactly as your name appears on this Proxy.  If joint owners, EITHER may sign this Proxy.  When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

__________________________________________

            Signature(s)                                      (Title(s), if applicable)

__________________________________________
                                                                                                                                                                                                                                     Additional Signature (if held jointly)

                                                                                                                                                                                                                                 Date: __________________

VOTING OPTIONS
Read your proxy statement and have it at hand when voting.

VOTE ON THE INTERNET Log on to: www.proxyvote.com Follow the on-screen instructions available 24 hours	VOTE BY PHONE Call 1-800-690-6903 Follow the recorded instructions available 24 hours	VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope	VOTE IN PERSON Attend Shareholder Meeting on March 24, 2011

Important Notice Regarding the Availability of Proxy Materials for the Global Real Estate Investments Fund
Shareholders Meeting to Be Held on March 24th, 2011.
The Proxy Statement for this meeting is available at www.proxyvote.com

This proxy will be voted as specified below.  If the proxy is executed, but with respect to a particular proposal no specification is made, this proxy will be voted in favor of such proposal and in the discretion of the above-named proxies as to any other matter that may properly come before the Meeting or any adjournments or postponements thereof.   Please indicate by filling in the appropriate box below.
PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example:   ■

☐ Mark this box to vote FOR all Proposals of Fund and FOR all Nominees. (No other vote is necessary.)

1.
To approve a new investment advisory agreement by and between the Fund and Ascent Investment Advisors, LLC (the “Adviser”), the Fund’s investment adviser; pursuant to which the Adviser will continue to act as investment adviser with respect to the assets of the Fund on substantially the same terms as under the current investment advisory agreement, after the acquisition of control of the Adviser by Ascent Investment Partners, LLC (the “Acquiror”).

FOR	☐
AGAINST	☐
ABSTAIN	☐

2.
To approve an amendment to the Fund’s Agreement and Declaration of Trust (the “Declaration”) to eliminate the classification of the Board of Trustees and to provide that all Trustees shall serve until the termination of the Fund, or until such Trustee resigns or is removed.

FOR	☐
AGAINST	☐
ABSTAIN	☐

3.	To elect five Trustees to the Board of Trustees.

FOR ALL	☐
WITHHOLD ALL	☐
FOR ALL EXCEPT	☐
To withhold authority to vote for any individual Nominee(s), mark “For All Except” and write the number(s) of the Nominee(s) on the line below:

01	Anthony J. Hertl
02	William C. Steward
03	Walter S. Schacht
04	James S. Vitalie
05	Randolph S. Lewis

4.
To approve the conversion of the Fund from a closed-end interval investment company to an open-end investment company (the “Conversion”), including in connection therewith: (a) changing the subclassification of the Fund from that of a closed-end investment company to that of an open-end investment company, (b) eliminating the Fund’s fundamental policy regarding quarterly repurchases, and (c) eliminating provisions in the Fund’s Declaration which discuss potential conversion of the Fund to an open-end investment company.

FOR	☐
AGAINST	☐
ABSTAIN	☐

In their discretion, the named proxies may vote upon any other matters which may legally come before the Meeting, or any adjournments or postponements thereof.

EVERY VOTE IS IMPORTANT!  PLEASE VOTE TODAY USING ONE OF THE FOUR AVAILABLE OPTIONS!